Exhibit 16.1

November 21, 2012

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:           USCorp.

We have read the statements included under Item 4.01 of Form 8-K to be filed by USCorp.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ Donahue Associates LLC

     Donahue Associates LLC

     Monmouth Beach, New Jersey